UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 9, 2018

Bespoke Extracts, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-52759	20-4743354
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

323 Sunny Isles Boulevard, Suite 700

Sunny Isles Beach, FL 33160

(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code (855) 633-3738

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 8.01 Other Events.

Between November 9, 2018 and November 13, 2018, Bespoke Extracts, Inc. (the “Company”) issued an aggregate of 1,800,000 shares of common stock, including 500,000 shares to an accredited investor, in a private placement, for a purchase price of $35,000, 300,000 shares to an accredited investor, in a private placement, for a purchase price of $15,000, and 1,000,000 shares in connection with the sponsorship of certain races.

In connection with the foregoing, the Company relied upon the exemption from registration provided by Section 4(a)(2) under the Securities Act of 1933, as amended, for transactions not involving a public offering.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Bespoke Extracts, Inc.

Date: November 15, 2018	By:	/s/ Niquana Noel
Niquana Noel Chief Executive Officer

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